Exhibit 99.1

McEWEN MINING: STOCK PROPERTY CONTINUES TO IMPRESS

Drilling in a new area returns:

6.7 g/t gold over 39 m

5.6 g/t gold over 30 m, including 9.1 g/t gold over 13 m

5.6 g/t gold over 29.1 m, including 15.0 g/t gold over 5.1 m

TORONTO, October 28, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report a distinct new high-grade occurrence of gold mineralization has been found (see Table 1) on its Stock Property, part of the Black Fox Complex, near Timmins, Canada (see Figure 1).

“Results from our first drill holes suggest the potential to define a significant new zone of mineralization at Stock West. The economic importance is enhanced by being well located right next to our mill and the underground workings of the historic Stock Mine,” commented Sylvain Guerard, SVP Exploration.

Highlights: Drilling at Stock West returned four significant intersections:

•        6.7 g/t Au over 39 m (Drill Hole S19-101)

•        5.6 g/t Au over 30 m, including 9.1 g/t Au over 13 m (Drill Hole S19-98)

•        5.6 g/t Au over 29.1 m, including 15.0 g/t Au over 5.1 m (Drill Hole S19-105)

•        3.2 g/t Au over 17.5 m, including 4.3 g/t Au over 9.5 m (Drill Hole S19-104)

A total of eight drill holes have been completed at Stock West, and assays have been received for six holes to date (see Figures 2 & 3). All eight holes intersected the favorable host rock, a coarse-grained magnesite-fuchsite-dolomite carbonated altered ultramafic unit. Assay values from the well-mineralized intersections are consistent across the intervals, with gold present in both the veinlets and within the ultramafic itself. In addition, a pyrite-rich felsic dyke has been intersected in three holes. This dyke occurs next to the ultramafic intrusive unit and carries visible gold throughout. In hole S19-105, the felsic dyke returned assay results of 13.2 g/t Au over 5.4 m. These styles of mineralization differ from most other mineralization on both the Stock and Black Fox properties.

Similar coarse-grained ultramafic host rocks appear at part of Stock Deep (result highlighted below), and the potential for a connection with Stock West (a gap of over 2,000 ft. or 600 m) will be tested.

This new mineralization has been intersected from 1,280 to 1,670 ft. (390 to 510 m) below surface and horizontally for 575 ft. (175 m) and remains open at depth and along strike. Four surface drill rigs are actively drilling at Stock West.

Stock East and Stock Deep

The 2019 drilling program at Stock has been successful returning multiple intersections of high-grade gold mineralization along a 2-mile (3-kilometer) long segment of the Porcupine-Destor Fault (PDF). In addition to the results reported today at Stock West, other recently reported high-grade drill results from the Stock Property included the following.

•	Stock Deep: 18.0 g/t Au over 9.1 m, including 120 g/t Au over 1.3 m (September 4, 2019 news release); and

•	Stock East: 34.7 g/t Au over 5.9 m, including 74.1 g/t Au over 2.7 m; and 83.5 g/t Au over 5.6 m, including 417 g/t Au over 1.1 m (September 30, 2019 news release).

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Table 1 –New Drill Results from Stock West

HOLE-ID	From (m)	To (m)	Core Length* (m)	Gold Grade (g/t)
S19-98	472.0	502.0	30.0	5.63
Including	472.0	485.0	13.0	9.09
S19-101	482.0	490.0	8.0	1.37
Including	489.0	490.0	1.0	7.73
And	497.0	536.0	39.0	6.72
Including	502.0	503.0	1.0	16.70
Including	509.0	510.0	1.0	11.25
Including	523.0	524.0	1.0	41.40
Including	530.0	531.0	1.0	11.00
S19-102	398.0	400.0	2.0	3.06
And	469.0	477.0	8.0	3.05
S19-103	517.0	519.0	2.0	1.68
And	561.2	564.2	3.0	1.61
S19-104	447.5	465.0	17.5	3.22
Including	447.5	457.0	9.5	4.56
S19-105	475.0	504.1	29.1	5.62
Including	499.0	504.1	5.1	14.97
S19-106	Assays pending
S19-107	Assays pending

* True widths are estimated at 65% of the core length for holes #98, 101 and 102, and 75% for #103-105.

Property and Geologic Information

The Stock Property is metal stream-free and the site of McEwen Mining’s Stock Mill, which currently processes ore from the Black Fox Mine. The mill has a capacity of approximately 2,000 tonnes per day. The Stock Mine was in production from the early 1980s until 2004, and was developed to a depth of 1,000 ft. (300 m). The Stock West target is located approximately 1,000 ft. (300 m) west from existing underground development at the historical Stock Mine and 2/3 mile (1,000 m) from the mill.

Gold mineralization at the Stock Property occurs along the prolific regional PDF, which crosses the property from west to east for 5 miles (8 km). The Nighthawk Fault is a significant NE-SW trending fault that intersects the PDF near the Stock Mine, making the area a prime structural setting for gold mineralization. In addition to these major structures, the property also exhibits other characteristics of strongly mineralized systems in the prolific Abitibi Greenstone Belt: intense alteration, multi-style and multi-phase mineralization, and significant gold mineralization hosted in various rock types.

Click Here to View Figures 1-3:

http://mcewenmining.com/files/doc_news/archive/20191028_stock/20191028_figures_1-3.pdf

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

TECHNICAL INFORMATION

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a "qualified person" within the meaning of NI 43-101.

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Black Fox Complex drilling (including the Stock Property) was conducted by Major Drilling and Norex Drilling and supervised by McEwen’s Geology Department. All exploration drill core samples at the Stock Property were submitted as 1/2 core. Analyses reported herein were usually performed by the fire assay method by the independent laboratories:  ALS Laboratories (ISO 9001/IEC17025 certified) and AGAT Labs (ISO 9001/IEC17025 certified).  Screen metallic fire assay technique is used to determine coarse and fine gold in samples and utilises a larger volume of the sample.  The plus fraction is fire assayed for gold and a duplicate assay is performed on the minus fraction. Size fraction weights, coarse and fine fraction gold content and total gold content are reported.  McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria were established.

Stock West: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 1 g/t gold. A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites. Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 3, it may be reported.

There is no top cutting or capping of assays.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

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Twitter: twitter.com/robmcewenmux

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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